Exhibit 99.3

For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

tracimangini@EGT-Group.com

312/867-0848

ENTERTAINMENT GAMING ASIA REPORTS FIRST QUARTER 2011 RESULTS AND

PROVIDES MARKET UPDATE

- Record Gaming Participation Revenue Drives Strong Adjusted EBITDA and

Positive GAAP Earnings for the Quarter —

Hong Kong — May 16, 2011 — Entertainment Gaming Asia Inc. (NYSE Amex: EGT) (“Entertainment Gaming Asia” or “the Company”), a leading provider of electronic gaming machines (EGMs) on a participation basis to the Pan-Asian gaming industry,  today reported operating results for the first quarter ended March 31, 2011 and reviewed recent corporate progress.

Highlights:

•                  Net income was $692,000 or $0.01 per share for the first quarter of 2011 compared to a net loss of $1.7 million or a $0.01 loss per share for the first quarter of 2010.

•                  Consolidated adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and non-cash charges) was $3.0 million for the first quarter of 2011 compared to $1.3 million for the first quarter of 2010.

•                  Total net revenue from EGMs on participation for the first quarter of 2011 was a record high $4.2 million, an increase of 47% from the first quarter of 2010.

•                  Average consolidated win per unit per day (WUD) for the first quarter of 2011 was a record high of $134, an increase of 25% from the first quarter of 2010.

•                  As of May 1, 2011, total installed EGM seats in operation were 1,515 in seven venues, comprised of five venues in the Philippines with a total of 792 seats and two venues in Cambodia with a total of 723 seats.

•                  On April 30, 2011, one under-performing venue in the Philippines with 121 EGM seats was closed providing the Company the opportunity to redeploy these assets to higher-performing venues.

•                  Cash selling, general and administrative (SG&A) expense was $1.1 million for the first quarter of 2011, a decrease of 22% from the first quarter of 2010.

•                  Cash balance of $12.5 million as of March 31, 2011.

•                  The Company is making progress on the development of its casino project in the Kampot province of Cambodia near the Vietnam border with construction to begin in June 2011 with expected completion of the initial phase by the end of 2011.

- more –

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, commented, “I am pleased to report strong operating results for our first quarter of 2011.  We achieved record EGM participation revenue and consolidated average net win which along with strict cost control resulted in the generation of meaningful adjusted EBITDA and positive GAAP earnings.  With a sound base of solid recurring cash flow and a growing cash position, which has reached approximately $13 million as of May 6, 2011, we are well positioned to expand our business model and execute on our casino development plans within emerging gaming markets in the Indo-China region.”

Q1 2011 Financial Review

Beginning in the fiscal year 2011, the Company reclassified its reporting segments to include: “gaming”, which consists of its gaming machine participation and future casino operations; and “other products,” which consolidates the previously reported “table game products” and “non-gaming products” segments. All new reporting segment information has been applied retrospectively to all periods presented.

Entertainment Gaming Asia’s first quarter of 2011 consolidated revenue was $6.2 million, an increase of 43% compared to $4.4 million in the first quarter of 2010 due to strong improvement in the Company’s gaming participation operations and increasing sales in the Company’s other products division.

Revenue from EGMs on participation was $4.2 million in the first quarter of 2011, an increase of 47% compared to $2.8 million in the first quarter of 2010. The increase reflected improved consolidated average WUD and higher installed base of EGMs.

WUD*

	Q1:11	Q1:10	Y/Y ∆
Cambodia	$224	$194	15%
Philippines	$58	$56	4%
Consolidated	$134	$107	25%

EGM Seats in Operation

	3/31/11	3/31/10	Y/Y ∆
Cambodia	726	551	32%
Philippines	912	833	9%
Consolidated	1,638	1,384	18%

* WUD figures exclude EGMs operating under a new venue’s soft launch or when a venue’s revenue is collected on a cash rather than accrual basis. As a result, 166 EGMS seats were excluded from the above first quarter of 2011 WUD calculation.  Were these seats included in the first quarter of 2011 WUD calculation, WUD for this period would have been $209 for Cambodia, $55 for Philippines, and $124 for the consolidated average.

Cash SG&A expense was $1.1 million in the first quarter of 2011, a decrease of 22% compared to $1.4 million in the first quarter of 2010 due to the Company’s strict cost control efforts.

Based on the Company’s solid revenue performance and strict cost controls, Entertainment Gaming Asia reported adjusted EBITDA of $3.0 million for the first quarter of 2011, up 128% from $1.3 million for the first quarter of 2010.

Entertainment Gaming Asia reported net income of $692,000, or $0.01 per share, on a weighted average diluted share count of approximately 119 million shares for the first quarter of 2011.  This compared to a net loss of $1.7 million, or a $0.01 loss per share, on a weighted average diluted share count of approximately 115.0 million shares for the first quarter of 2010.

Kampot Project Update

On March 8, 2011, the Company announced its plans to develop and operate a casino in the Kampot province of Cambodia strategically located near the Vietnam border.  The casino, which will be named Dreamworld Casino Kampot, is initially intended to include up to 14 table games and 25 EGM seats.  The Company has received the gaming license and subject to the remaining government approval, the initial phase is expected to begin construction in June of this year and be completed by the end of 2011.

Architectural rendering of Dreamworld Casino Kampot

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, concluded, “We are making progress in executing our strategic growth initiatives to develop and operate regional casinos under our “Dreamworld” brand in the Indo-China region.  We believe our Kampot project is a strategic step in achieving this objective as it provides the potential for near-term earnings and long-term growth while further establishing our footprint and the “Dreamworld” brand in our target markets.”

“Based on our current cash flow generation, growing cash position, and ability to pace project development in phases, we believe we are well positioned to pursue additional casino development projects.  We remain in active negotiations on potential new projects in the region to selectively build a solid pipeline of opportunities to achieve our goal of becoming a leading regional casino operator in the growing markets of Indo China.”

Entertainment Gaming Asia is hosting a conference call and simultaneous webcast at 8:30 a.m. ET today, May 16, 2011, both of which are open to the general public.  The conference call number is 800/909-4804 or 212/231-2903. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.EGT-Group.com. Please allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed for thirty days on the Internet at www.EGT-Group.com

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NYSE Amex: EGT) is a leading provider of electronic gaming machines on a participation basis to the Pan-Asian gaming industry. The Company secures long-term contracts to provide electronic gaming machines and related systems to premier hotels and other well-located gaming venues in Asia.  The Company retains ownership of the gaming machines and systems and receives recurring daily or monthly fees based on an agreed upon percentage of the net gaming win per machine and provides on-site maintenance.  Entertainment Gaming Asia Inc. is also engaged in the development of casinos in Indo China where intends to own and operate casino resorts under the “Dreamworld” brand. For more information please visit www.EGT-Group.com.

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Those forward-looking statements include statements regarding expectations for the expansion of the Company’s participation business model, the timeline and working capital requirements for the Kampot casino project, the near-term earnings of the Kampot casino project, growth of the gaming industry in the Indo-China region and the Company’s ability to secure new casino projects and fund those projects as well.  Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, risks related to Entertainment Gaming Asia’s ability to place gaming machines at significant levels and generate the expected amount of net win from the gaming machines placed, obtain the gaming license and building permits for the casino projects on a timely basis or at all, identify,  procure successfully develop additional casino projects in the Indo-China region, acquire additional capital as and when needed and those other risks set forth in Entertainment Gaming Asia’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 30, 2011 and subsequently filed quarterly reports on Form 10-Q.  Entertainment Gaming Asia cautions readers not to place undue reliance on any forward-looking statements.  Entertainment Gaming Asia does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

- financial tables follow -

Entertainment Gaming Asia Inc.

Consolidated Statements of Operations

(Unaudited)

		Old Basis
	Three-Month Period Ended March 31,
(amounts in thousands, except per share data)	2011	2010
Revenues:
Gaming	$4,165	$2,836
Other products	2,070	1,532
Total revenues	6,235	4,368
Operating costs and expenses:
Cost of gaming:
Machine depreciation	1,190	1,886
Casino contract amortization	619	—
Other operating costs	282	226
Cost of other products	1,764	1,491
Selling, general and administrative	1,188	1,422
Stock-based compensation expense	223	294
Impairment of assets	—	116
Product development expenses	80	85
Depreciation and amortization	30	229
Restructuring charges	10	37
Total operating costs and expenses	5,386	5,786

Income/(loss) from operations	849	(1,418)

Other income/(expense):
Interest expense and finance fees	(94)	(122)
Interest income	23	12
Foreign currency (losses)/gains	(7)	9
Other	60	91
Total other expense	(18)	(10)

Income/(loss) before income tax	831	(1,428)

Income tax expense	(139)	(235)

Net income/(loss)	$692	$(1,663)

Basic and diluted earnings/(loss) per share	$0.01	$(0.01)

Weighted average common shares outstanding
Basic	116,196	114,967
Diluted	119,138	114,967

As a result of the Quasi-Reorganization, consolidated statements of operations for the three-month periods ended March 31, 2011 and March 31, 2010 are not comparable.  The statements of operations for the three-month period ended March 31, 2011 reflect depreciation and amortization of the assets using the basis from the Quasi-reorganization, and the statements of operations for the three-month period ended March 31, 2010 are prepared on the Company’s historical basis of accounting. As such, operations for periods prior to December 31, 2010 are labeled as being under the “old basis,” which is defined as accounting policies and estimates prior to the adoption of the Quasi-reorganization.

Entertainment Gaming Asia Inc.

Consolidated Balance Sheets

(amounts in thousands, except per share data)	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,462	$10,217
Accounts receivable, net	2,247	2,854
Other receivables	202	101
Inventories	1,973	1,064
Assets held for sale	423	422
Prepaid expenses and other current assets	673	1,051
Total current assets	17,980	15,709

Electronic gaming machines and systems, net	11,483	12,360
Casino contracts	12,171	12,790
Property and equipment, net	2,081	1,941
Intangible assets, net	134	140
Contract amendment fees	531	558
Prepaids, deposits, and other assets	572	561
Total assets	$44,952	$44,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,269	$1,062
Amount due to a related party	15	14
Accrued expenses	1,699	2,225
Deferred revenue	52	—
Notes payable to a related party, current portion	4,515	2,991
Capital lease obligations, current portion	167	164
Customer deposits and other current liabilities	295	251
Total current liabilities	8,012	6,707

Notes payable to a related party, net of current portion	4,687	6,211
Capital lease obligations, net of current portion	269	307
Other liabilities	457	441
Deferred tax liability	175	71
Total liabilities	13,600	13,737

Stockholders’ equity:
Common stock, $.001 par value, 300,000,000 shares authorized; 116,739,393 and 116,189,394 shares issued and outstanding	117	116
Additional paid-in-capital	29,871	29,638
Accumulated other comprehensive income	671	568
Retained earnings since January 1, 2011 ($386.1 million accumulated deficit eliminated)	692	—
Total EGT stockholders’ equity	31,351	30,322
Non-controlling interest	1	—
Total stockholders’ equity	31,352	30,322
Total liabilities and stockholders’ equity	$44,952	$44,059

Entertainment Gaming Asia Inc.

Adjusted EBITDA

(Unaudited)

	Three-Month Periods Ended March 31,
(amounts in thousands)	2011	2010
Net income/(loss) — GAAP basis	$692	$(1,663)
Interest expense	94	122
Interest income	(23)	(12)
Income tax expense	139	235
Depreciation and amortization	1,889	2,231
Stock-based compensation expense	223	294
Impairment of assets	—	116
EBITDA, as adjusted	$3,014	$1,323

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-cash operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its operations with those of its competitors. The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA should not be considered as an alternative to operating income/(loss) as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income/(loss), Adjusted EBITDA does not include depreciation or interest expense and,  therefore, does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include operating income, net income/(loss), cash flows from operations and cash flow data. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA. Entertainment Gaming Asia’s calculation of Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

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